UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2024

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement – Sale of American HealthTech, Inc.

On January 16, 2024, Computer Programs and Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, PointClickCare Technologies USA Corp., a Delaware corporation (“Buyer”), Healthland Inc., a Minnesota corporation and an indirect, wholly-owned subsidiary of the Company (“Healthland” and, together with the Company, the “Seller Parties”) and American HealthTech, Inc., a Mississippi corporation (“American HealthTech”). The Transaction (hereinafter defined) also closed on January 16, 2024. Under the Purchase Agreement, Buyer purchased from Healthland all of the issued and outstanding capital stock of American HealthTech (the “Transaction”), with American HealthTech becoming a wholly-owned subsidiary of Buyer.

The Purchase Agreement provides for an aggregate purchase price (the “Purchase Price”) of $25 million (the “Base Cash Consideration”), subject to adjustments based on working capital, cash, indebtedness and transaction expenses of American HealthTech. Additionally, pursuant to the Purchase Agreement, a total of approximately $3.75 million was withheld from the Base Cash Consideration at the closing and deposited by Buyer into various escrow accounts with an escrow agent, including $2.5 million as a general indemnity escrow and $1 million as a special indemnity escrow. Based upon the adjustments and the various escrow holdbacks, Buyer paid a net amount of approximately $21.41 million to Healthland at the closing. The Purchase Price is subject to a post-closing true-up. In connection with the closing of the Transaction, Buyer has provided offers of employment to certain key employees of the Company that primarily supported American HealthTech’s business.

The Purchase Agreement contains customary representations, warranties and covenants. The representations and warranties made by the Seller Parties to Buyer cover a broad range of items related to, among other things, the business and financial condition of American HealthTech. Subject to certain exceptions and limitations, the Seller Parties have agreed to indemnify Buyer for certain breaches of representations, warranties and covenants and certain other enumerated items. Such limitations on the Seller Parties’ indemnification obligations are subject to various exceptions for certain fundamental representations, tax representations, special representations, and fraud. Subject to certain exceptions and limitations, Buyer has likewise agreed to indemnify the Seller Parties for certain breaches of representations, warranties and covenants and certain other enumerated items.

Third Amendment to Credit Agreement

On January 16, 2024, the Company entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of June 16, 2020 (as amended, the “Credit Agreement”), by and among the Company; certain subsidiaries of the Company, as guarantors (collectively, the “Subsidiary Guarantors”); Regions Bank, as administrative agent and collateral agent; and various other lenders from time to time. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Third Amendment modified the term “Consolidated EBITDA” to provide that the following amounts will be added back to Consolidated Net Income: (i) the reasonably expected value of all earn-out consideration in connection with any Permitted Acquisition, provided that the aggregate amount of fees and out-of-pocket expenses incurred in connection with anticipated Permitted Acquisitions which are not consummated during any period of four fiscal quarters ending on or after the Closing Date will not exceed the greater of $7,000,000 and 10% of Consolidated EBITDA; (ii) any fees, costs or expenses related to the implementation of cost savings, operating expense reductions and synergies related to Permitted Acquisitions, restructurings and other initiatives; and (iii) costs and expenses related to the previously disclosed U.S. Securities and Exchange Commission investigation that occurred during the fiscal year ended December 31, 2023, in an aggregate amount not to exceed $1,250,000. Additionally, the Third Amendment (y) removed from the maximum aggregate amount of fees and expenses that can be added back to Consolidated Net Income any losses resulting from any Asset Sales or Involuntary Disposition and (z) increased the maximum amount of fees and expenses that can be added back to Consolidated Net Income related to savings initiatives, Equity Transactions, the incurrence of Indebtedness and amendments to the Credit Documents from 10% to 15% of Consolidated EBITDA (determined prior to giving effect to such adjustments).

The Company’s obligations under the Credit Agreement continue to be secured pursuant to the Amended and Restated Pledge and Security Agreement, dated as of June 16, 2020, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent, on a first priority basis by a security interest in substantially all of the tangible and intangible personal assets (subject to certain exceptions) of the Company and the Subsidiary Guarantors, including certain registered intellectual property and the capital stock of certain of the Company’s direct and indirect subsidiaries. The Company’s obligations under the Credit Agreement also continue to be guaranteed by the Subsidiary Guarantors, excluding American HealthTech, which has been released from its obligations as a Subsidiary Guarantor in connection with the closing of the Transaction.

The foregoing descriptions of the Purchase Agreement and the Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, copies of which are filed herewith as Exhibits 2.1 and 10.1 and are incorporated herein by reference. The Purchase Agreement has been included as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Seller Parties or any of their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Seller Parties or any of their respective affiliates.

Item 7.01.	Regulation FD Disclosure.

On January 17, 2024, the Company issued a press release announcing the execution of the Purchase Agreement and the closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of January 16, 2024, by and among Computer Programs and Systems, Inc., PointClickCare Technologies USA Corp., Healthland Inc., and American HealthTech, Inc.*

10.1	Third Amendment, dated as of January 12, 2024, to the Amended and Restated Credit Agreement, dated as of June 16, 2020, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

99.1	Press Release dated January 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally copies of any of the omitted documents to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 17, 2024	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer